Exhibit 10.3

Supplementary Agreement

Further and pursuant to the Material Transfer and Research Agreement the Parties agree to extend the duration of the Agreement by a period of two (2) months. All other terms and conditions under the agreement shall remain unchanged.

In witness whereof the Parties have executed this supplementary agreement as of April 1, 2021.

AIM IMMUNOTECH, INC.

By:	/s/Peter W. Rodino
Date:	4/1/2021
Name:	Peter W. Rodino
Title:	General Counsel

SHENZHEN SMOORE TECHNOLOGY LIMITED

By:	/s/Zhiqiang Shi
Date:	4/1/2021
Name:	Zhiqiang Shi
Title:	Global R&D Director
Smoore International